EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned hereby certifies that the Form 10-K Annual Report of Quaker Chemical Corporation (the “Company”) for the annual period ended December 31, 2025 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 23, 2026
/s/ Joseph A. Berquist
Joseph A. Berquist
Chief Executive Officer of Quaker Chemical Corporation